Li3 Energy Appoints David Wahl and Antonio Ortúzar as Directors

Press Release Source: Li3 Energy, Inc. On Friday February 19, 2010, 6:00 am EST

LIMA, PERU--(Marketwire - 02/19/10) - Li3 Energy, Inc. (OTC.BB:LIEG - News), ("Li3 Energy" or the "Company") is pleased to announce the appointments of David G. Wahl and Antonio Ortúzar to its Board of Directors, effective immediately.

David G. Wahl, P. Eng., P.Geo., is a noted mining professional combining extensive international experience with a knowledge and understanding of mining finance. Mr. Wahl is President and CEO of Southampton Associates - Consulting Engineers & Geoscientists which provides mining sector consulting and technical services to corporate clients, financial institutions and governments. A graduate of the Colorado School of Mines, with a degree of Engineer of Mines, he has reported on mineral exploration and developments in over 60 countries. Mr. Wahl is a technical advisor to prominent financial institutions, government agencies, and national legal and accounting firms. He is a member of the Institute of Corporate Directors and currently sits on a number of Boards of Directors of publicly traded mining companies. Over the past years, Mr. Wahl has spent considerable time in China examining potential opportunities on the Salares of the Qinghai Plateau, Qinghai Province and more recently has undertaken an examination of the Salares on the Puna of Argentina.

Mr. Antonio Ortúzar is a legal expert and member of the Chilean Bar Association. His areas of practice include Project Finance, Mergers and Acquisitions, Securities, Telecommunications, Capital Markets, and Mining Law. Mr. Ortúzar has assisted many clients on all aspects of proposed international joint ventures, project finance, foreign investments, corporate and commercial arrangements in the mining and infrastructure sectors. In addition to his role as legal counsel, Mr. Ortuzar has participated as a business partner in a number of ventures in the mining sector in South America. He has also advised on the issue of bonds and placement of shares on the Chilean Stock Exchange, and ADR on the NYSE. Mr. Ortúzar held the position of Assistant Professor, Economics Law at the Law-School of the Universidad Finis Terrae and was educated at Universidad Gabriela Mistral, Santiago, Chile (Licensee in Juridical and Social Sciences, LL.B., 1988).

Luis Saenz, CEO of Li3, commented, "This is a very positive pair of appointments for us, especially coming at this time. Mr. Wahl brings an extensive professional background and recent experience in one of our primary target regions alongside a solid understanding of the territory, markets and industry as a whole. Mr. Ortúzar offers us solid legal expertise and an understanding both of what we do, and how we can overcome potential pitfalls as we go about growing our business in South America. We are grateful to have them both on board and welcome them to the team."

In related news, Mr. Douglas Perkins has stepped down from his position as a board member.

About Li3 Energy, Inc. (OTC.BB:LIEG - News)

Li3 Energy, Inc. is an early stage, U.S. public company currently pursuing a business strategy in the lithium brine mining and energy sector in the Americas, with an initial focus on identifying and acquiring opportunities in Peru, Argentina, Chile and the United States. Li3 Energy aims to acquire a significant portfolio of lithium brine deposits in the Americas for the purpose of development and production in order to meet growing market demand and to support the clean energy and green energy initiatives being implemented globally. For more information, visit: www.li3energy.com.

Forward-Looking Statements Certain statements in this news release are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "proposes," "hopes," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of Li3 Energy, including, but not limited to, Li3 Energy 's ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure, and to raise the required capital, to take advantage of, and successfully participate in such opportunities; future economic condition; political stability; and lithium prices. Additional information on risks and other factors that may affect the business and financial results of Li3 Energy can be found in Li3 Energy's annual, quarterly and current reports and other documents filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Per: Luis Saenz, CEO

Contact:

INVESTOR RELATIONS
Adam Chambers
Phone: 315-229-4408
Fax: 315 -506-6725
Email Contact
www.li3energy.com